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                                                               Exhibit 10.20(ii)

[ABN-AMRO LOGO]

                          ABD AGREEMENT OTC-DERIVATIVES

UNDERSIGNED:
1.   NAVTEQ B.V., established in Best, hereinafter to as 'the Borrower'.

2. ABN AMRO Bank N.V., having its registered office in Amsterdam, the Netherlands, hereinafter referred to as 'ABN AMRO'

HAVE AGREED AS FOLLOWS:

ABN AMRO is prepared, until further notice, to enter into OTC-derivatives with the Borrower (hereinafter also referred to as "the Client"). However, ABN AMRO is not obliged to enter into such transactions with the Client ABN AMRO will assess each transaction separately.

OTHER PROVISIONS
- The enclosed ABN AMRO General Provisions governing Derivatives Transactions ("ALGEMENE BEPALINGEN DERIVATENTRANSACTIES MEI 2001") will apply to all derivatives transactions between the Client and ABN AMRO. By signing this agreement, the Client declares that he has received a copy of said General Provisions.
- In section 4.1 of the abovementioned ABN AMRO General Provisions governing Derivatives Transactions for "The costs and expenses" can be read "Reasonable out-of-pocket costs and expenses"
- In section 7.1 of the abovementioned ABN AMRO General Provisions governing Derivatives Transactions "Unless publicly available" can be read in the beginning.
- Sections 3.2, 8.2.c, 8.2.h, 8.2.n and 9.1.iv of the abovementioned ABN AMRO General Provisions governing Derivatives Transactions are to be excluded.
- In section 8.2 b of the abovementioned ABN AMRO General Provisions governing Derivatives Transactions a threshold of USD 5.000.000, -- is applicable.
- In section 8.2 g of the abovementioned ABN AMRO General Provisions governing Derivatives Transactions the following is applicable: There is or will be a change in control with respect to the activities or the business of NAVTEQ B.V. if through the acquisition, directly or indirectly, by a third party, of the beneficial ownership of equity securities having the power to elect a majority of the board of directors of NAVTEQ B.V. or if such third party otherwise acquires, directly or indirectly, the power to control the policy making decisions of NAVTEQ B.V.. Such a change shall, in any event, be deemed to have occurred if the direct or indirect interest of NAVTEQ Corporation in NAVTEQ B.V. would fall below 50% of shareholder's equity. In addition is to be read that a merger or demerger has to result, in the opinion of ABN AMRO, in a materially financial weaker party. The amending of the articles of association is only prohibited if it would materially impact NAVTEQ B.V.'s ability to satisfy its obligations hereunder.
- In section 11 of the abovementioned ABN AMRO General Provisions governing Derivatives Transactions has to be read "ABN AMRO will give notice to the Client of amendments to these General Provisions. The Client will have 30 days to accept the amendments. Otherwise the present provisions remain in place. Notice shall be sent to: Chief Financial Officer, 222 Merchandise Mart, Suite 900, Chicago, IL 60654, with a copy to the General Counsel at the same address."
- In addition to the abovementioned ABN AMRO General Provisions governing Derivatives Transactions the following clauses are in place:
- NAVTEQ B.V., intents to use its excess cash to the extent available to pay down the intercompany obligation on a monthly basis with a monthly average of at least USD 3.000.000, [ILLEGIBLE] and NAVTEQ B.V. will keep the cross currency swap (dated in July 2004) to actual USD-level of the intercompany obligation. The monthly average will be calculated on a 6 months rolling basis for the first time in January 2005.
- NAVTEQ B.V. will not enter into credit agreements with third parties without the consent of ABN AMRO.
- Joint and several liability of NAVTEQ Corporation.
- ABN AMRO also encloses the brochure, "OTC-Derivatives Transactions with THE Bank" ("OTC Derivatentransacties met DE Bank"). By signing this agreement, the Client declares that he has received a copy of said brochure.

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[ABN-AMRO LOGO]


Signature:

Eindhoven, 27 July 2004              Best,_________________2004
ABN AMRO Bank N.V.                   NAVTEQ B.V.
Branch: Rogen 2-28

/s/ [ILLEGIBLE]


The undersigned, NAVTEQ Corporation, declares that he assumes joint and several liability towards ABN AMRO for all sums that NAVTEQ B.V. is now or will at any time hereafter become due to ABN AMRO under this arrangement.


NAVTEQ Corporation

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[ABN-AMRO LOGO]

   The English translation is an unofficial translation and is provided to the customer for convenience only.
    The general provisions in the Dutch language shall be binding and prevail in all respects.

         ABN AMRO GENERAL PROVISIONS GOVERNING DERIVATIVES TRANSACTIONS.

1.   SCOPE
These General Provisions shall apply to every OTC transaction between the Client and ABN AMRO involving an interest rate swap, basis swap, spot currency transaction, forward currency transaction, interest rate option, interest rate cap, interest rate floor, forward rate agreement, interest rate collar, swaption, currency swap, currency option, currency cylinder and similar transactions. The General Provisions shall also apply to options relating to the above transactions, combinations of the transactions referred to and other transactions declared to be subject to these General Provisions.

2.   JOINT AND SEVERAL LIABILITY/SET-OFF
     2.1. If the Client consists of several legal entities or private individuals, each of them shall be jointly and severally liable to ABN AMRO for all present or future indebtedness of any or all of them to ABN AMRO on account of the transactions or on any other account whatsoever.

     2.2. If the Client consists of several legal entities or private individuals, ABN AMRO shall have the right to set off its indebtedness to any or all of them against all indebtedness of any or all of them to ABN AMRO on account of the transactions or on any other account whatsoever, regardless of the currency in which the indebtedness is denominated. Receivables denominated in foreign currency shall be set off at the exchange rate on the day this set-off takes place.

3.   SECURITY/NEGATIVE PLEDGE
     3.1. ABN AMRO may require the Client to transfer a credit balance (designated as margin) into a separate margin account to be held with ABN AMRO as security for the performance of the Client's obligations, which credit balance shall be pledged to ABN AMRO. ABN AMRO shall be authorised to adjust the level of the margin in order to reflect changes in circumstances.

     3.2. As long as the Client owes ABN AMRO any sum on any account whatsoever, or may become indebted to ABN AMRO in any way as a result of present or future obligations, the Client shall not transfer all or any of its assets, except in the normal course of its business, or encumber all or any of its assets in favour of a third party without the prior consent of ABN AMRO. Nor shall the Client enter into any obligation to third parties to transfer or encumber its assets as above.

4.   COSTS AND EXPENSES/TAXES
     4.1. The costs and expenses incurred in connection with the execution of the transactions, as well as the costs and expenses incurred by ABN AMRO in connection with any failure on the part of the Client to perform any obligation, including the costs of proceedings, debt collection, legal assistance and experts, regardless of what party they are incurred against, shall be borne by the Client and shall be paid by the Client on ABN AMRO's first demand.

     4.2. All taxes relating to payments in connection with the transactions shall be borne by the Client and shall be paid by the Client on ABN AMRO's first demand, except taxes on profit ABN AMRO is now or may at any time hereafter become liable to pay. The above shall not apply to the extent that ABN AMRO can set these sums off against corporation tax, deduct them in calculating taxable profit, make use of a deferred tax asset on its balance sheet for the sums, of enforce a right to reimbursement.

5.   PAYMENTS, DUE DATES
     5.1. The Client shall make all payments at no cost to ABN AMRO.

     5.2. Payments shall be made into or out of an account held by the Client with ABN AMRO in the currency of the transaction. ABN AMRO is hereby authorised to debit that account of the Client on the due date. The Client shall ensure that the balance on that account is such that the amount debited does not exceed the amount available for use.

     5.3. Where the due date for any payment is, in the opinion of ABN AMRO, not a business day for the relevant currency, payment shall be made on the next business day. If the next business day is in a different calendar month, payment shall be made on the last business day before the due date.

     5.4. If ABN AMRO has not received any sum due to it on the due date, the Client shall be liable to pay daily default interest on that sum from the due date, without prejudice to ABN AMRO's other rights.

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     5.5. Payments shall be applied as follows: costs and expenses incurred, compensation for losses sustained and lost profit, default interest, interest, payments due in relation to the transactions and compensation in the event of dissolution.

     5.6. Unless agreed otherwise in respect of a specific transaction, the actual/actual method shall be used in calculating interest. Actual/actual means the actual number of days in the period to which the calculation relates, divided by the actual number of days in the year.

6.   DEFAULT INTEREST
     6.1. For Euros, ABN AMRO shall apply a default interest rate of 2.5% above the Euro Overnight Index Average rate on an annual basis, to be determined by ABN AMRO daily at 19.00 hours (Dutch time).

     6.2. For other currencies, ABN AMRO shall apply a default interest rate of 2.5% above the tom-next (tomorrow next day) offered rate determined by ABN AMRO for the relevant currency, to be determined daily at 11.00 hours (Dutch time), plus the debit interest and costs charged to ABN AMRO.

7.   ANNUAL REPORT, INFORMATION
     7.1. The Client shall send ABN AMRO a copy of its annual accounts for the past financial year as soon as they are ready and in any event no later than six months after the end of that financial year.

     7.2. The Client shall provide ABN AMRO, on first demand and also of its own initiative, with all information on its financial position and developments in its business which may materially affect its financial position.

8.   EVENTS OF DEFAULT
     8.1. If the Client or one of the Client's partners institutes, or has instituted against it, a proceeding seeking a judgment of insolvency or bankruptcy, is declared bankrupt, proposes an amicable settlement or composition with creditors, becomes insolvent and makes a general assignment with or for the benefit of creditors (BOEDELAFSTAND), or requests a debt restructuring arrangement (SCHULDSANERINGSREGELING), all outstanding transactions will be automatically cancelled, without prior notice being required, and all the Client's debts on account of the transactions, whether or not due or conditional, shall become due and payable forthwith and in full prematurely, without any demand or default notice being required. The Client shall notify ABN AMRO forthwith of the occurrence or expected occurrence of any events mentioned above.

     8.2. ABN AMRO may terminate early one or more outstanding transactions forthwith and in full and may demand early payment, forthwith and in full of any sum due from the Client under any such transactions, whether or not due or conditional, without any demand or default notice being required:
          a. if the Client fails to comply with or fulfil, at the time and in the manner required, any payment obligation arising under a transaction with ABN AMRO.
          b. if the Client fails to comply with or fulfil, at the time and in the manner required, any obligation under any guarantee towards third parties or any loan or financing arrangement with ABN AMRO or a third party;
          c. if the Client decides to cease its profession or business, to discontinue, sell, let or dispose of the whole or part of the Client's business or practice, or the Client is suspended, removed or dismissed from the relevant profession, office or function; if a licence, permit or registration required in order to carry on in the Client's profession or business expires or is refused or withdrawn; if in the opinion of ABN AMRO there is a material change in the nature of the Client's profession or business; if the client decides to move the relevant profession or business to another country; if the Client acts in breach of any statutory provisions relating to the profession or business; if the Client ceases to pursue the present corporate objects set out in the articles of association or loses its status as legal entity;
          d. if the partnership agreement (MAATSCHAPS- OF VENNOOTSCHAPSCONTRACT) is terminated, or if one or more partners join or leave the partnership, or if there is a dissolution or winding-up (LIQUIDATE) or a decision or an obvious intention to dissolve or wind up;
          e. if the Client dies, is placed under curatorship or otherwise loses legal capacity; if the Client takes up residence abroad, or changes the terms of his marriage settlement; if any matrimonial regime of property governing the Client is dissolved; if the Client's assets are wholly or partly placed under administration (BEWIND);
          f. if all or, in the opinion of ABN AMRO, substantially all the Client's assets are taken in execution or attached or an attachment is not discharged or lifted within 30 days thereafter, or if all or, in the opinion of ABN AMRO, substantially all of the Client's property is disposed of, encumbered, expropriated, confiscated, lost or damaged;
          g. if the Client's legal structure is changed, the Client merges or associates with one or more third parties, effects a demerger or if, in the opinion of ABN AMRO, a significant change (whether or not as a consequence of the transfer of shares) has taken place in the control of the Client's

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               business or practice or if such a change occurs in the
               participating interest - whether direct or indirect - in the Client's capital or if the Client's articles of association or rules or regulations are, in the opinion of ABN AMRO, significantly amended;
          h. if the Client, without ABN AMRO's prior written consent, releases its shareholders from liability to further calls on partly paid-up shares, if the Client purchases its own shares, redeems its shares or makes a distribution from its reserves, or decides or obviously intends to do so;
          i. if the Client revokes the authorization of ABN AMRO to debit the Client's account as at the due dates;
          j. if all or any of the goods, properties and other assets (GOEDEREN) provided to ABN AMRO as security for the Client's obligations are lost, destroyed, damaged, altered or decay for any reason whatsoever;
          k. in the case of a mortgage on any registered property; if the whole or any part of the mortgaged property is attached, expropriated, declared unfit for occupation, listed as a national monument, redivided (OPHEMING IN [ILLEGIBLE]), demolished, lost or damaged, if a leasehold (ERFPACHTSRECHT), a building right (OPSTALRECHT) or a right to use an apartment (GETRU??SRECHT VAN HER APPARTEMENT) completely or partially lapses, terminates or expires, if the conditions governing a leasehold or a building right are altered; the sub-division (SPLITSING) of the mortgaged property is terminated or the relevant deed or regulations are amended, if the leaseholder or the holder of a building right fails to perform or acts in breach of any obligations under the conditions governing the leasehold or building right, if the owner or occupier of an apartment fails to perform or acts in breach of any statutory provisions applying to the right to use the apartment or any provision contained in the sub-division deed or regulations;
          l. in the case of a mortgage on a ship; if the whole or any part of a mortgaged ship is attached, is classified in a lower category, loses or changes its national registration, is requisitioned, is the subject matter of abandonment, is missing, laid up, broken up, wrecked or damaged;
          m. if any circumstances mentioned in this article occur in respect of a surety, a guarantor; jointly and severally liable debtor or any third party who has provided ABN AMRO with security, or if such a party fails to perform any obligation in respect of the security provided;
          n. if any circumstances mentioned in this article occur in respect of a business or company which is included in the Client's consolidated balance sheet or has control of the Client, or if such a business or company defaults in the performance of any obligation towards ABN AMRO in connection with facilities granted by ABN AMRO;
          o. if the Client has given ABN AMRO incorrect information or has withheld information from ABN AMRO which is of significance in connection with the conclusion of derivative transactions.
          The Client shall notify ABN AMRO forthwith of the occurrence or expected occurrence of any events mentioned above.

9.   COMPENSATION
     9.1. Where payment is demanded, ABN AMRO shall determine the amount immediately payable in euros, owed as compensation for losses sustained and lost profit. This compensation shall consist of the sum of:
(i)      unpaid sums due from the Client in connection with the transactions,
(ii) the value of the transactions, calculated on the basis of the replacement cost of the transactions,
(iii) funding costs incurred by ABN AMRO, the costs of breaking off or replacing the derivatives transactions related to those transactions, calculated on the basis of the valuation of the transactions at market value,
(iv) other loss or lost profit suffered by ABN AMRO arising out of the transactions;
          regardless of the currency in which the receivables are denominated.

          To the extent that the demand for payment is also the advantage of ABN AMRO, ABN AMRO shall take this into account in determining the compensation due.

          The compensation does not include costs of proceedings, debt collection, legal assistance and experts.

     9.2. ABN AMRO shall send a breakdown of the compensation to the Client forthwith. Default interest shall be charged and be due on the compensation from the day of the demand until the day of payment in full.

10.  CIRCUMSTANCES DISRUPTING THE MARKET
If in the opinion of ABN AMRO there are circumstances disrupting the market, ABN AMRO shall be entitled to take suitable measures, including terminating a transaction prematurely. Circumstances disrupting the market shall include at least the following:
- the suspension or limitation of trade in the commodity and/or underlying value to which the transaction relates;
- the suspension or limitation of payment transactions in a transaction currency;
- the discontinuation, amendment or correction of a price source, reference rate, index or other source referred to in a transaction;
- changes in the law or measures taken by authorities which are relevant to the transactions.

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11.  AMENDMENTS
ABN AMRO shall announce any amendments to these General Provisions in at least three national daily newspapers. Such amendments shall be binding on ABN AMRO and the Client with effect from the thirtieth day after this publication. The General Provisions as amended shall be available from ABN AMRO or shall be sent to the Client on first demand.

12.  APPLICABLE LAW AND JURISDICTION
Dutch law shall apply to the transactions. Disputes between the Client and the Bank shall be submitted to the competent Dutch court. If the Bank initiates proceedings, it shall be authorised to submit the case to the foreign court that is competent in respect of the Client.

13.  GENERAL CONDITIONS
All relations between the Client and ABN AMRO shall be governed by the General Conditions (ALGEMENE VOORWAARDEN) of ABN AMRO. A copy of the said General Conditions can be obtained from any ABN AMRO branch in the Netherlands.

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